Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, each of the undersigned hereby agrees to the filing of this Statement on Schedule 13G on its behalf.

Date: February 12, 2014

INVESTCORP TECHNOLOGY FUND III LIMITED PARTNERSHIP, for itself and as general partner of FLEETMATICS INVESTOR HOLDINGS, L.P.

By:	/s/ Ebrahim Ebrahim
	Name:	Ebrahim Ebrahim
	Title:	Director, ITV Limited

SIPCO LIMITED

By:	/s/ Michael L. Merritt
	Name:	Michael L. Merritt
	Title:	Director

INVESTCORP S.A.

By:	/s/ Jonathan C. Minor
	Name:	Jonathan C. Minor
	Title:	Director